UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On April 5, 2024, Sanara MedTech Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Mr. Jacob A. Waldrop as the Chief Operating Officer of the Company, effective April 15, 2024 (the “Effective Date”).

Mr. Waldrop, age 42, has 20 years of experience leading cross functional teams through a multitude of business process transformations in the technology and medical device industries. Prior to joining the Company, Mr. Waldrop served as the Vice President of Finance and Integrations for the newly founded Foot and Ankle division of Enovis (formally DJO). Prior to Trilliant Surgical’s sale to Enovis in 2021, Mr. Waldrop served as Chief Financial Officer for Trilliant Surgical. Prior to his employment at Trilliant Surgical, Mr. Waldrop held several finance, management and controller positions with Alert Logic and The Planet. Mr. Waldrop began his career in public accounting with KMPG in 2005. Mr. Waldrop earned a Bachelor of Science in Accounting and Management Information Systems from Texas A&M University and is a Texas certified public accountant.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Waldrop and any other persons pursuant to which he was selected to serve as the Company’s Chief Operating Officer. There is no family relationship between Mr. Waldrop and any director or executive officer of the Company. There are no transactions between Mr. Waldrop and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Employment Agreement

In connection with Mr. Waldrop’s appointment as Chief Operating Officer, the Company entered into an executive employment agreement (the “Employment Agreement”), effective as of the Effective Date, pursuant to which Mr. Waldrop will serve as the Chief Operating Officer of the Company for a two (2) year term with automatic successive one (1) year renewals, unless earlier terminated in accordance with the terms of the Employment Agreement.

The Employment Agreement provides that’s Mr. Waldrop’s annual base salary will be $315,000, less applicable taxes and other legal withholdings, which may be periodically adjusted at the discretion of the Compensation Committee of the Board. Further, Mr. Waldrop will be eligible to receive an annual award of shares of restricted common stock equal to an amount of up to 75% of his base salary, subject to approval of the Board. Mr. Waldrop will also be eligible to receive an annual cash bonus of up to 75% of his base salary based on annual performance metrics during the term of his employment, subject to the approval of the Board, customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits including paid vacation.

The Employment Agreement also provides that, within 30 days of the Effective Date, and subject to Board approval, Mr. Waldrop will be granted a one-time restricted stock award of shares of common stock having a value equal to $100,000, based on the price of the Company’s common stock on the Effective Date, with half of such shares vesting on each of the first two anniversaries of the Effective Date, provided that Mr. Waldrop is employed by the Company through such date.

Pursuant to the Employment Agreement, in the event that Mr. Waldrop’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement), by the Company or any successor entity within one (1) year of the effective date of a “change of control” (as defined in the Employment Agreement) or due to Mr. Waldrop for “good reason” (as defined in the Employment Agreement), Mr. Waldrop shall be entitled to receive a severance package which includes one year of base salary following the effective date of termination, paid in 24 equal semi-monthly installments in accordance with the Company’s regular payroll practices, the accelerated vesting of any stock grants granted prior to the effective date of termination and continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to Mr. Waldrop, which continued participation in health care benefits may be through participation under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and reimbursement of COBRA premiums paid by Mr. Waldrop for such continued participation; provided that Mr. Waldrop executes and delivers to the Company an executed release of claims.

The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation and non-interference.

The foregoing description of the terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 5, 2024, the Company issued a press release announcing the appointment of Mr. Waldrop as the Company’s Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective April 15, 2024, by and between Sanara MedTech Inc. and Jacob A. Waldrop.
99.1	Press Release, dated April 5, 2024 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024

Sanara MedTech Inc.

By:	/s/ Michael D. McNeil
Name:	Michael D. McNeil
Title:	Chief Financial Officer